Press Release

Contact:

Brian D. Spielmann

Chief Financial Officer

First Business Financial Services, Inc.

608-232-5970

bspielmann@firstbusiness.bank

Scott M. Ferris Appointed to First Business Financial Services, Inc. Board of Directors

MADISON, WI – May 28, 2026 – First Business Financial Services, Inc. (the “Company”) (Nasdaq: FBIZ) is pleased to announce the appointment of Scott M. Ferris to its Board of Directors as of June 1, 2026.

“We are very pleased to have Scott Ferris join the Company’s Board of Directors,” stated Dave Seiler, President and CEO. “His extensive experience in financial services, capital markets, and risk oversight will be invaluable as the Company continues to execute its long-term growth strategy.”

Mr. Ferris stated, “I am honored to join the Board of Directors and look forward to supporting the Company’s continued growth and long-term success. The Company has an outstanding reputation, and I am excited to be part of what lies ahead.”

Mr. Ferris retired from BMO Financial Group, where he served as the Managing Director leading the commercial banking business within the Financial Institutions Group from November 2006 to January 2025. He joined BMO in 1985 and held roles across commercial and corporate banking before advancing into senior leadership positions, including Managing Director and Head of BMO’s U.S. Financial Institutions Commercial Banking Group. Mr. Ferris brings deep expertise in credit, liquidity, market, and operational risk management, along with experience working with banking and market regulators.

About First Business Bank

First Business Bank specializes in Business Banking, including Commercial Banking and Specialty Finance, Private Wealth, and Bank Consulting Services, and through its refined focus delivers unmatched expertise, accessibility, and responsiveness. Specialty Finance solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. First Business Bank is a wholly owned subsidiary of First Business Financial Services, Inc. (Nasdaq: FBIZ). For additional information, visit firstbusiness.bank.

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